EXHIBIT 5.1




                MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.
                       150 West Jefferson, Suite 2500
                          Detroit, Michigan 48226
                            TEL: (313) 963-6420


                                            November 8, 2001




Consumers Funding LLC
212 West Michigan Avenue
Jackson, MI  49201

                         Re: Consumers Funding LLC
                             ---------------------

Ladies and Gentlemen:

         We have acted as special Michigan counsel to Consumers Funding LLC, a Delaware limited liability company (the "Company"), in connection with the Regis tration Statement on Form S-3 (Registration No. 333-47938), as amended (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securi ties Act") relating to securitization bonds (the "Securitization Bonds") of the Com pany to be offered from time to time as described in the form of the prospectus (the "Prospectus") included as part of the Registration Statement. Capitalized terms used in this letter and not defined herein have the meanings given to such terms in the Prospectus.

         We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Securitization Bonds. In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents, we have assumed that the parties thereto, other than the Company, had or will have the power, corpo rate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execu tion and delivery by such parties, other than the Company, of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representa tives of the Company, Consumers Energy Company and others.

         Members of our firm are admitted to practice in the State of Michigan, and we do not express any opinion as to the laws of any other jurisdiction other than the federal laws of the United States.

         Based on and subject to the foregoing, we are of the opinion that, when properly executed and authenticated in accordance with the Indenture and delivered against payment of the purchase price provided for in the Underwriting Agreement, and upon satisfaction of all other conditions contained in the Indenture and the Underwriting Agreement, the Securitization Bonds will constitute valid and binding obligations of the Company, will be fully paid and non-assessable and will be enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (1) bankruptcy, insolvency, reorganiza tion, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditor's rights generally and (2) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         However, we express no opinion as to the enforceability of any provisions of the Securitization Bonds which provide for compound interest, interest on interest, or default interest.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the heading "Various Legal Matters Relating to the Securitization Bonds" in the Prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC.

                           Very truly yours,

                           MILLER, CANFIELD, PADDOCK AND STONE, P.L.C.

                           /s/ Miller, Canfield, Paddock and Stone, P.L.C.